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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 5, 2004
                                                         ----------------


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        000-22474                                        87-0418807
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 (Commission File Number)                  (I.R.S. Employer Identification No.)


                  100 Penn Square East, Philadelphia, PA 19107
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               (Address of Principal Executive Offices) (Zip Code)

                                  215-940-4000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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         All references to the "Company" in this Current Report on Form 8-K
("Current Report") refer to American Business Financial Services, Inc., a Delaware corporation, and its subsidiaries, unless the context of the description indicates otherwise.

         Some of the information in this Current Report may contain forward-looking statements. You can identify these statements by words or phrases such as "will likely result, " "may, " "are expected to, " "will continue to," "is anticipated," "estimate," "believes," "projected," "intends to" or other similar words. These forward-looking statements regarding the Company's business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. Forward-looking statements involve risks and uncertainties described in the Company's reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, which could cause the Company's actual results to differ materially from historical earnings and those presently anticipated. When considering forward-looking statements, you should keep these risk factors in mind as well as the other cautionary statements in this Current Report. You should not place undue reliance on any forward-looking statement.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

New $100.0 Million Credit Facility

         On November 5, 2004, the Company entered into definitive agreements, dated as of November 4, 2004, with Fortress Credit Corp. ("Fortress") for a $100.0 million revolving mortgage warehouse credit facility to fund loan originations which is described below in Item 2.03.

Amendment to Existing $100.0 Million (formerly $200.0 million) Credit Facility

         On November 5, 2004, the Company, ABFS Balapointe, Inc., as depositor ("Depositor"), HomeAmerican Credit, Inc., d/b/a Upland Mortgage ("Upland"), American Business Mortgage Services, Inc. ("ABMS", and together with Upland, the "Originators"), American Business Credit, Inc., as servicer ("Servicer"), ABFS Mortgage Loan Warehouse Trust 2003-1, as trust ("Trust"), JPMorgan Chase Bank, as indenture trustee, collateral agent, note purchaser, 100% noteholder and lender ("JPMorgan Chase") entered into Amendment No. 6, dated as of November 5, 2004 ("Amendment No. 6"), to the Sale and Servicing Agreement, dated as of September 22, 2003, among the Company, Depositor, Originators, Servicer, Trust and JPMorgan Chase (the "Sale and Servicing Agreement") which extends the scheduled expiration date of the Company's $200.0 million (reduced to $100 million on September 30, 2004) mortgage warehouse credit facility described in the Sale and Servicing Agreement from November 5, 2004 to December 3, 2004 and reduces the amount of the facility, commencing November 5, 2004, in four weekly increments of $10.0 million, from $100.0 million to $60.0 million. Amendment No. 6 also substantially removes advance rate and portfolio composition changes made to the facility by a prior amendment to the Sale and Servicing Agreement and adjusts the maximum funding under the facility for mortgage loans for which the complete documentation will not have been received by the custodian at the time of funding and closing of such loans, referred to in this Current Report as newly originated loans, to $60.0 million rather than as a percentage of the facility's outstanding balance. Amendment No. 6 became effective upon the closing of the $100.0 million credit facility with Fortress which is described below in Item 2.03. The purpose of this Amendment No. 6 is to facilitate the Company's transition from this facility to replacement credit facilities.

         On November 5, 2004, following the closing of the new $100.0 million credit facility with Fortress and the Company's execution of Amendment No. 6 to the $100.0 million facility (reduced to $60.0 million), JPMorgan Chase released the waiver dated as of October 31, 2004 to the Sale and Servicing Agreement and related facility documents related to the above facility pursuant to which JPMorgan Chase waived the Company's non-compliance on October 31, 2004 with financial covenants in the Sale and Servicing Agreement and related facility documents requiring a minimum adjusted tangible net worth, a maximum ratio of debt to adjusted tangible net worth and a minimum cash equivalent amount.



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Extension of Commitment Letter relating to $30.0 Million Warehouse Facility and
$23.0 Million Permanent Residual Repurchase Facility

         On November 8, 2004, The Patriot Group, LLC amended the commitment letter, dated October 26, 2004, relating to the warehouse facility and the permanent residual repurchase facility described in the Company's Current Report on Form 8-K filed on November 2, 2004, to notify the Company that it had obtained the approval of its investment committee and to extend the termination date of the commitment letter from November 5, 2004 to November 22, 2004.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

New $100.0 Million Credit Facility

         On November 5, 2004, the Company entered into definitive agreements, dated as of November 4, 2004, with Fortress for a $100.0 million revolving mortgage warehouse credit facility to fund loan originations (the "$100.0 million facility"), including up to $30.0 million for newly originated loans ($40.0 million if the facility is increased as described below). The $100.0 million facility has a term of one year, with the right to extend upon mutual written agreement of the parties and the Company's payment to Fortress of a renewal fee equal to a percentage of the maximum amount available under the facility. Fortress may, at any time during the period from the 121st day through the 300th day from the closing date, in its sole discretion, increase the maximum amount available under the facility up to $175.0 million, at which time the Company is obligated to pay a commitment increase fee equal to 2.25% of the amount of the increase. The Company's ability to utilize this facility for newly originated loans is subject to the Company's satisfaction of such requirements to be determined by Fortress in its sole discretion. The Company agreed to pay fees of $2.3 million upon closing and approximately $3.8 million over the term of the facility (and if the facility is increased to $175.0 million, an additional $2.6 million in fees), plus a monthly non-usage fee equal to a percentage of the undrawn portion of the $100.0 million facility. The $100.0 million facility has a floating interest rate based on LIBOR plus a margin of 4.25% (which is increased to 7.5% for newly originated loans) and is secured by the mortgage loans which are funded by advances under the facility, as well as all assets, accounts receivable and all related proceeds held by the special purpose entity organized to facilitate the transaction (the "Borrower").

         The $100.0 million facility contains representations, warranties, conditions and covenants which are customary for facilities of this type, including provisions which require the Borrower to: (1) use the proceeds solely to fund loan originations as described in the facility; (2) not incur any other indebtedness except as specified in the facility; (3) not permit any liens, claims or interests on, or any sale or disposition of, the collateral securing the facility; and (4) provide Fortress with all financial statements, certificates and notices as specified in the facility. The $100.0 million facility contains events of default typical for this type of facility, including but not limited to, if: (1) the Borrower fails to make any payment when due to Fortress; (2) the Borrower breaches or fails to comply with the representations, warranties, conditions or covenants under the facility; (3) the Company becomes insolvent or the subject of insolvency proceedings; (4) a material adverse change or effect as described in the facility occurs; (5) certain members of management are no longer executive officers of the Company and a satisfactory replacement has not been found within 60 days; (6) the Company is unable to sell or issue subordinated notes for more than three consecutive weeks or on more than two occasions in any 12-month period irrespective of the length of time of such occasions; (7) the Company is delisted from the NASDAQ Stock Market or any other stock market or securities exchange or trading of the Company's stock is suspended for at least three consecutive days; (8) any of the Company's servicing agreements, other than a servicing agreement relating to a securitization in which one of the Company's bond insurers or its affiliates have provided bond insurance or similar credit enhancement, are terminated for cause or an event of default; (9) the net worth of the Company is negative at the end of any calendar month or less than $10.0 million at the end of any calendar quarter; (10) the Company fails to maintain cash and cash equivalents and undrawn borrowing capacity under committed borrowing facilities of less than $20.0 million from and after December 31, 2004; or (11) the Company fails to maintain minimum cash of at least $10.0 million from and after December 31, 2004. Subject to certain exceptions and the expiration of any applicable cure period as described in the $100.0 million facility, upon the occurrence of one or more events of default, Fortress may declare the amount outstanding under the facility immediately due and payable. The Company expects to draw down on the full amount of this line to the extent necessary to fund its loan originations.

         The foregoing brief summaries of agreements entered into by the Company are not intended to be complete, and are qualified in their entirety by reference to the agreements, which are incorporated by reference from the Company's reports filed pursuant to the Exchange Act.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2004

                              AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                              By:    /s/ Stephen M. Giroux
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                              Name:  Stephen M. Giroux
                              Title: Executive Vice President, General Counsel
                                     and Secretary